Exhibit 10.7

SUPPLEMENTAL AGREEMENT

Between:

(1)	ELAN CORPORATION, PLC, a company incorporated in Ireland having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland (“Elan”); and

(2)	WATSON LABORATORIES, INC., as assignee of WATSON PHARMA, INC. (formerly known as SCHEIN PHARMACEUTICAL, INC.), a company organized under the laws of Nevada, with offices at c/o Watson Pharma, Inc., 360 Mt. Kemble Ave., PO Box 1953, Morristown, New Jersey 07962-1953, United of America (hereinafter called “Watson”)

This Agreement replaces Clause 14 and Schedule 4 of the AMENDED AND RESTATED LICENSE AND SUPPLY AGREEMENT (VERAPAMIL), dated 26th day of June, 2003 (hereinafter called the “Principal Agreement”).

Elan and Watson agree as follows:

A	Defined terms used in this Supplemental Agreement shall have the meaning assigned to them in the Principal Agreement unless such terms are specifically defined in this Supplemental Agreement.

B.	CLAUSE 14 and SCHEDULE 4 of the Principal Agreement are hereby replaced with the following:

“Supplemental Agreement”

The purpose of this Supplemental Agreement is to establish written procedures for the communication and processing of customer Product complaints (i.e., technical/non-medical complaints and adverse events), and Product recalls.

This Supplemental Agreement will facilitate compliance with U.S. Federal Requirements as set forth in “US Code of Federal Regulations (CFR)” 21 CFR 211.198 (Complaint Files) and post marketing adverse drug experience (PADE) regulations (21 CFR 310.305, 314.80 and 314.98).

1	POLICY AND RESPONSIBILITIES

1.1.	It is Elan’s policy to collect and evaluate reports of adverse events that occur in relation to produces for which Elan is the application (e.g., New Drug Application (NDA), Abbreviated New Drug Application (ANDA) holder). This is performed in order to assess the validity and significance of alleged adverse event reports and to take appropriate action in order to comply with relevant ethical and/or legal obligations.

2	ADVERSE EVENTS

2.1.	Adverse events will be handled in accordance with the Elan and Watson Adverse Event Processing Agreement, effective April 5, 2004, or any future updates to the Adverse Event Processing Agreement, as mutually agreed upon by both Parties.

2.2.	For adverse events, including lack of efficacy reports, it will be the responsibility of Elan to assess the need for a quality investigation and to conduct such an investigation, as warranted. When an investigation is warranted, Elan will provide a written summary of their investigation to Watson’s complaint operations department within thirty (30) days.

3	TECHNICAL/NON-MED1CAL PRODUCT COMPLAINTS

3.1.	Product complaints (technical, non-medical events), received by Watson will be documented and followed up using Watson’s existing Standard Operating Procedure(s). Watson Corporate Quality Complaint Operations (CQCO) will forward the complaints for investigation to:

Elan Holdings, Inc.
ATTN: Director, Quality Assurance
1300 Gould Drive
Gainesville, GA 30504
Telephone No.:	(770) 538-6344
Fax No.:	(770) 534-1534

3.2.	Elan will be responsible for investigating all Product complaints associated with the quality of the drug specific dosage form (DSDF), labeling, packaging, handling, and any other aspects under Elan’s control.

3.3.	Elan will provide a written summary of their investigation to Watson’s complaint operations department within thirty (30) days of either Party receiving Product complaint.

3.4.	Watson will be responsible for the final response to the complainant, based on the summary forwarded from Elan.

3.5.	Complaint reports received by Elan involving United States (U.S.) marketed batches of Product will be documented. Copies of complaint reports will be sent to:

Technical/Non-medical Product Complaints:

Watson Laboratories, Inc.
ATTN: Manager, Complaint Operations
311 Bonnie Circle
Corona, California 92880
Telephone No.:	(951) 493-4039
Fax No.:	(951) 493-5872

Adverse Events:

Watson Laboratories, Inc.
ATTN: Drug Safely- Adverse Events
311 Bonnie Circle
Corona, California 92880

Fax:	(951) 493-5825

3.6.	Complaint reports obtained by Watson which meet field alert report criteria [21 CFR 314.81 (b)(l)] will be communicated via facsimile within one (1) working day to:

Elan Drug Delivery, Inc.
ATTN: Sr. Director, Regulatory Affairs
1300 Gould Drive
Gainesville, GA 30504, USA
Telephone No.:	(770) 534-8239
Fax No.:	(770) 531-0835

4	PRODUCT RECALL:

4.1.	Both Watson and Elan will cooperate fully in recalling any Product. Costs and responsibilities associated with a recall are described as follows:

4.1.1.	Subject to and without in any way limiting or altering Elan’s statutory duties and obligations as the holder of the NDA. Elan shall consult with Watson when reviewing whether or not to perform a recall of Product and if so, the extent and method of such recall in the Territory.

4.1.2.	In the event of any recall of the Product, as suggested or requested by any governmental authority:

4.1.2.1	Watson shall perform the recall of the Product in the Territory.

4.1.2.2	If the recall arises from Watson’s acts or omissions in the packaging (where applicable), or the transportation, storage, distribution, marketing or sale of the Product, the recall costs shall be borne by Watson.

4.1.2.3	If the recall arises from Elan’s acts or omissions in the manufacturing and packaging of the Product, the recall costs shall be borne by Elan. In such event, Elan shall be entitled but not obliged to take over and perform the recall of the Product and Watson shall provide Elan at no cost with all such reasonable assistance as may be required by Elan.

4.1.2.4	If the recall arises from any other reason than set out above, the recall costs shall be borne by Elan and Watson in proportion to the percentage of Profit allocated to the Parties from such Product.

4.1.3.	Watson and Elan shall each maintain in force, during the Term, products liability insurance coverage in minimum amounts of $10,000,000 and, upon request, each Party shall furnish to the other a Certificate of Insurance; provided, however to so request such Certificate shall not be deemed a waiver to the Party’s obligations hereunder.

4.1.4.	Any recall of Product will be agreed upon by both Parties. The Regulatory Filing holder will be responsible for initiating and ensuring that all aspects of a drug recall are carried out by the agreed upon Party, including communicating with the FDA, notifying customers, performing the recall effectiveness check, and submitting monthly reports. Both Parties will co-operate fully in recalling any Product.

5	MEETINGS

5.1.	Representatives from Watson and Elan shall meet on an as needed basis or the occurrence of certain eventualities including, but not limited to:

5.1.1.	a “serious adverse event(s)” involving actual or threatening litigation, or

5.1.2.	significant modifications to the package insert.

5.2.	Upon reasonable prior written notice and during normal business hours representatives from Elan may meet with Watson to annually assess Watson’s Product complaint handling system. On site assessment will consist of an examination of applicable portions of Watson’s Product complaint/adverse event handling procedures pertaining to the Product and to Watson’s responsibilities as per this agreement.

6	MISCELLANEOUS PROVISIONS

6.1.	Except as modified herein, all of the covenants, terms and conditions of the Principal Agreement remain in full force and effect and are hereby gratified and reaffirmed in all respects. In the event of any conflicts, inconsistency or incongruity between the terms and conditions of this Supplemental Agreement and the covenants, terms and conditions of the Principal Agreement, the terms and conditions of this Supplemental Agreement shall govern and control.

6.2.	This Supplemental Agreement may be executed in two or more counterparts, each of which together shall contribute an original an original but which, when taken together, shall constitute but one instrument and shall become effective when copies hereof, when taken together, bear the signature of all required parties and persons.

In Witness Whereof this Supplement Agreement is executed as of the date of the last Party to sign below.

ELAN CORPORATION, PLC		WATSON LABORATORIES, INC.

BY:	/s/ Paul Breen	BY:	/s/ Gordon Munro

NAME:	Paul Breen	NAME:	Gordon Munro

TITLE:	Executive Vice President	TITLE:	Senior VP of [Illegible]

DATE:	8/12/2004	DATE:	11/18/2004